Exhibit 99.1

NOVASTAR FINANCIAL, INC.

MONTHLY LOAN ORIGINATION DATA

(dollars in thousands)

(unaudited)

	For the Month Ended August 31,				For the Eight Months Ended August 31,
		As a %		As a %		As a %		As a %
	2005	of Total	2004	of Total	2005	of Total	2004	of Total
Non-conforming production volume
Non-conforming
Wholesale	$ 766,116	70%	$ 570,760	63%	$ 4,732,231	75%	$ 3,536,678	65%
Correspondent/Bulk	141,742	13%	120,289	13%	515,916	8%	413,769	8%
Retail *	186,844	17%	215,192	24%	1,034,307	17%	1,451,003	27%
Total non-conforming production volume	$1,094,702	100%	$ 906,241	100%	$ 6,282,454	100%	$ 5,401,450	100%

# of funding days in the month	23		22		169		168
Average originations per funding day	$ 47,596		$ 41,193		$ 37,174		$ 32,151

Retail production volume *
Non-conforming
Sold to non-affiliates	$ 50,595	17%	$ 169,814	26%	$ 533,536	25%	$ 1,453,233	29%
Retained by NMI	186,844	63%	215,192	33%	1,034,307	50%	1,451,003	29%
Total non-conforming	237,439	80%	385,006	59%	1,567,843	75%	2,904,236	58%

Conforming/Government	60,688	20%	267,361	41%	518,266	25%	2,118,751	42%

Total retail production volume	$ 298,127	100%	$ 652,367	100%	$ 2,086,109	100%	$ 5,022,987	100%

*Branch production volumes are considered a part of our retail operations and are included within the retail production volumes shown above.

NOVASTAR FINANCIAL, INC.

SELECTED NON-CONFORMING LOAN ORIGINATION DATA

(dollars in thousands)

(unaudited)

	For the Month Ended 8/31/2005				For the Month Ended 7/31/2005				For the Month Ended 6/30/2005
	Weighted	Weighted	Weighted		Weighted	Weighted	Weighted		Weighted	Weighted	Weighted
	Average	Average	Average	Percent	Average	Average	Average	Percent	Average	Average	Average	Percent
	Coupon	LTV	FICO	of Total	Coupon	LTV	FICO	of Total	Coupon	LTV	FICO	of Total
Summary by Credit Grade
660 and above	6.93%	82.2%	702	33%	6.89%	83.0%	700	33%	7.07%	83.9%	703	34%
620 to 659	7.33%	81.7%	640	24%	7.22%	83.3%	640	26%	7.35%	83.4%	639	25%
580 to 619	7.60%	81.4%	599	22%	7.54%	81.7%	600	20%	7.65%	82.4%	600	19%
540 to 579	8.18%	80.7%	559	13%	8.04%	80.7%	559	14%	8.19%	81.0%	560	15%
539 and below	8.64%	78.4%	528	8%	8.71%	78.3%	528	7%	8.81%	77.8%	528	7%

	7.47%	81.4%	632	100%	7.40%	82.1%	632	100%	7.54%	82.6%	634	100%

Summary by Program Type
2-Year Fixed	7.79%	82.2%	612	54%	7.67%	83.1%	610	54%	7.77%	83.2%	612	57%
2-Year Fixed Interest-only	6.95%	82.0%	659	21%	6.75%	81.6%	663	21%	6.88%	81.9%	673	21%
3-Year Fixed	7.26%	78.3%	624	1%	7.00%	76.2%	613	2%	7.19%	80.3%	624	1%
3-Year Fixed Interest-only	6.79%	78.8%	643	1%	6.50%	79.6%	673	1%	6.57%	82.1%	673	1%
5-Year Fixed	7.27%	80.6%	668	0%	6.72%	75.7%	649	1%	6.98%	80.9%	675	0%
5-Year Fixed Interest-only	6.70%	76.6%	669	1%	6.53%	78.1%	678	1%	6.87%	80.4%	682	0%
15-Year Fixed	7.97%	74.7%	647	2%	7.59%	75.5%	656	2%	8.09%	78.9%	646	2%
30-Year Fixed	6.99%	75.1%	644	13%	7.03%	76.3%	641	12%	7.17%	77.1%	642	12%
30-Year Fixed Interest-only	6.67%	78.6%	666	1%	6.49%	78.4%	671	0%	6.89%	79.2%	679	1%
Other Products	9.68%	93.0%	672	4%	9.97%	95.5%	671	5%	10.24%	97.3%	677	4%
MTA	1.64%	79.1%	703	2%	1.81%	75.4%	716	1%	2.27%	81.4%	693	1%

	7.47%	81.4%	632	100%	7.40%	82.1%	632	100%	7.54%	82.6%	634	100%
Weighted Average
Coupon Excluding MTA	7.56%				7.47%				7.59%